UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 23, 2011

TROPICANA LAS VEGAS HOTEL AND CASINO, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

000-53894	27-0455607
(Commission File Number)	(I.R.S. Employer Identification No.)

3801 Las Vegas Boulevard South, Las Vegas, Nevada	89109
(Address of Principal Executive Offices)	(Zip Code)

(702) 739-2722

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement.

On September 23, 2011, Tropicana Las Vegas, Inc. (the “Company”) terminated the Management Agreement, dated April 14, 2010 (the “Management Agreement”), among  the Company, Nikki Beach Las Vegas LLC (“NBLV”) and Penrod Management Group, Inc. (“Penrod”).  Prior to the termination, NBLV and Penrod managed the Nikki Beach nightclub and beach club (the “Clubs”) at the Company’s hotel and casino pursuant to the Management Agreement.  The Company terminated the Management Agreement due to the failure by NBLV to comply with and perform the covenants, agreements, terms and conditions set forth therein, and NBLV’s repudiation of its contractual obligation to achieve a targeted “net income” for the Clubs.  The termination was effective immediately, and NBLV and Penrod ceased management of the Clubs as of September 23, 2011.  Following the termination, the Company has taken over management of the Clubs.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tropicana Las Vegas Hotel and Casino, Inc.

Date: September 27, 2011	By:	/s/ Joanne M. Beckett
	Name:	Joanne M. Beckett
	Title:	Vice President, General Counsel and Corporate Secretary